Exhibit 3.187

ARTICLES OF INCORPORATION OF SAN DIEGO HEALTH ALLIANCE I

The name of this corporation is:

SAN DIEGO HEALTH ALLIANCE

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California (“GCL”) other than banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of the corporation’s initial agent for the service of process, is:

Galen E. Rogers

1690 East Main, Suite 212

E1 Cajon, California 92021

IV

The corporation is authorized to issue only one class of shares of stock and the total number of shares which the corporation is authorized to issue is one hundred thousand (100,000).

Dated this 6th day of July, 1977.

/s/ L. Frederick Williams
L. Frederick Williams, Incorporator

BECEA & WILLIAMS ATTORNEYS AT LAW 110 WEST “A” STREET-SUITE 1200 SAN DIEGO, CALIFORNIA 92101 (714) 239-9151

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.

/s/ L. Frederick Williams
L. Frederick Williams, Incorporator

BECEA & WILLIAMS ATTORNEYS AT LAW 110 WEST “A” STREET-SUITE 1200 SAN DIEGO, CALIFORNIA 92101 (714) 239-9151